STRATEGIC OVERVIEW & INVESTOR PRESENTATION OCTOBER 2021 Oak Shore Corte Madera, CA Exhibit 99.1

2 2 Hamilton on the Bay Miami, FL

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: Aimco’s business strategy, pipeline, and targeted opportunities. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on Aimco’s business and on the global and U.S. economies generally, and the ongoing, dynamic and uncertain nature and duration of the pandemic, all of which heightens the impact of the other risks and factors described herein, and the impact on entities in which Aimco holds a partial interest, including its indirect interest in the partnership that owns Parkmerced Apartments, and the impact of coronavirus related governmental lockdowns on Aimco’s residents, commercial tenants, and operations; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, developments and redevelopments; expectations regarding sales of apartment communities and the use of proceeds thereof; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of real estate presently or previously owned by Aimco; the relationship between Aimco and Separate Entities after the Separation; the ability and willingness of the Separate Entities and their subsidiaries to meet and/or perform their obligations under the contractual arrangements that were entered into among the parties in connection with the Separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the Separation; and such other risks and uncertainties described from time to time in filings by Aimco or the Separate Entities with the Securities and Exchange Commission (“SEC”).Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q and other documents Aimco files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. Certain financial and operating measures found herein are used by management and are not defined under accounting principles generally accepted in the United States, or GAAP. These measures are reconciled to the most comparable GAAP measures at the end of this presentation. Definitions can be found in Aimco’s Earnings Release and Supplemental Schedules for the quarter ended June 30, 2021. 3

AIMCO OVERVIEW Aimco is a diversified real estate investment company with a 27+ year history of growth and innovation in the multifamily sector. Since completing a strategic business separation in late 2020 the Aimco platform has been focused on a total return strategy that includes value add, opportunistic, and alternative investments that offer the prospect of outsized returns on a risk-adjusted basis, while maintaining an allocation to stabilized properties. NYSE: AIV 8+ $3.4 billion WHERE AIMCO IS TRADED ASSETS UNDER MANAGEMENT & DEVELOPMENT KEY REAL ESTATE MARKETS APARTMENT HOMES 6,000+ AIMCO-CONTROLLED INVESTMENT PIPELINE >$2 billion 4 EXECUTIVE MANAGEMENT AVERAGE TENURE 18 years

PRESENTATION OVERVIEW

Key Takeaways:

1. Aimco has a NEW MISSION AND GROWTH STRATEGY following our recent separation from AIRC…remaining focused on **MULTIFAMILY HOUSING** but with an increased allocation to VALUE-ADD AND OPPORTUNISTIC investments.
2. Aimco has a BEST-IN-CLASS PLATFORM, AN EXISTING PORTFOLIO OF VALUE ADD AND STABLE CORE PROPERTIES, AND AN INVESTMENT PIPELINE that leads to superior risk-adjusted returns.
3. Aimco's financing plan ACCELERATES GROWTH VIA CAPITAL RECYCLING and DIVERSIFIED SOURCES, without the need for new equity issuance.
4. Aimco projects annualized NAV growth of ~9% over the next five-year period and SUSTAINED RETURNS OF 12-16% following our planned transition to an optimal capital allocation.
5. Aimco maintains RISK-MANAGEMENT GUARDRAILS that define our investment parameters and protect our downside.
6. Aimco is committed to EXCELLENT CORPORATE CITIZENSHIP (ESG).

Aimco

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To make real estate investments, primarily focused on the multifamily sector within the continental United States, where outcomes are enhanced through our human capital and substantial value is created for investors, teammates, and the communities in which we operate. OVERVIEW AIMCO MISSION 6 WHAT WE INVEST IN: Real estate assets and related businesses. Primarily focused on Value-Add investments in the Multifamily Sector. WHERE WE INVEST: U.S. Markets where barriers to entry are high, where target customers can be clearly defined, and where Aimco has a Comparative Advantage over others in the market; which may include local market knowledge from regional investment teams. WHEN WE INVEST: During the period that produces the Highest Return on Aimco Capital and then monetize. HOW WE INVEST: Primarily through Direct Investment In The General Partner Position with occasional direct limited partner and indirect investments. Flamingo Point Miami Beach, FL

Source: Green Street Real estate is primed for future growth in value. Interest rates have trended downward over the last 3+ decades, and relative spreads for real estate vs. bond alternatives are at or near record levels. OVERVIEW WHY REAL ESTATE? – Relative Valuation 7

Source: Green Street, FHFA Apartments are primed to capture future upside. Supply growth in the intermediate-term will be steady. Positive rental market trends should lead to an attractive development market over the next five years. Improvements in the labor market will continue to benefit apartment fundamentals across most markets, as payrolls exceed pre-Covid levels after ‘22. Uncoupling of young adults from parents/roommates will benefit near-term demand. Surging home prices will lead to tenants renting longer, pushing vacancy down and rents up. OVERVIEW WHY MULTIFAMILY? – Supply & Demand 8

Source: Bureau of Labor Statistics Property values tend to rise with the overall price environment. U.S. apartment rents have increased at rates higher than inflation in 20 of the last 25 years. Shorter lease durations (e.g., annual apartment leases) have the advantage of repricing and responding rather quickly to inflationary price appreciation. OVERVIEW WHY MULTIFAMILY? – Inflation Hedge 9

Aimco couples outsized growth prospects from opportunistic investments with the safety of a stable multifamily portfolio resulting in a nimble platform that can move the needle quickly. OVERVIEW HOW DOES AIMCO PARTICIPATE? 10

AIMCO VALUE PROPOSITION 11

PLATFORM AIMCO VALUE PROPOSITION 12

Aimco’s greatest asset is its team, the human capital that drives success. Aimco is organized around four regional and two satellite offices providing a national platform with local presence and knowledge. PLATFORM TEAM 13

PLATFORM TEAM: EXPERIENCED AND COHESIVE 14 Wes Powell PRESIDENT & CHIEF EXECUTIVE OFFICER Jennifer Johnson EVP, CHIEF ADMINISTRATIVE OFFICER, GENERAL COUNSEL Lynn Stanfield EVP & CHIEF FINANCIAL OFFICER 17 Years with Aimco 20 Years with Aimco 17 Years with Aimco SENIOR VICE PRESIDENT ACCOUNTING, TAX, & FP&A Tom Marchant 7 Years with Aimco Previously with: Extra Space Storage Deloitte Lee Hodges SENIOR VICE PRESIDENT SOUTHEAST REGION 6 Years with Aimco Previously with: Peebles Development The Related Group Matt Konrad SVP EASTERN REGION & NATIONAL TRANSACTIONS 4 Years with Aimco Previously with: Brandywine Realty Akridge Elizabeth (Tizzie) Likovich SENIOR VICE PRESIDENT CENTRAL REGION 1 Year with Aimco Previously with: UDR Wells Fargo Derek Ullian SENIOR VICE PRESIDENT WESTERN REGION 5 Years with Aimco Previously with Benchmark RE Group Hellmuth, Obata + Kassabaum

15 PLATFORM INVESTMENT PROCESS Aimco invests where and when we have a Comparative Advantage over others in the market. That advantage can be realized during the acquisition, the execution of a unique value-add strategy, or both. Oak Shore Corte Madera, CA

16 PLATFORM INVESTMENT PROCESS Aimco will look to monetize investments during various points in their life-cycle with the goal of producing the Highest Risk Adjusted Returns. STABILIZED OPS

INVESTMENT PROCESS THE ACQUISITION 17 Sourcing and Structuring Prowess Aimco has executed $7 billion of real estate transactions, including $2.4 billion of acquisitions over the past decade and places a high priority on opportunities where: 1001 Brickell Aimco has a Comparative Advantage over others in the market. High Quality locations provide downside protection.

HAMILTON on the BAY MIAMI, FLORIDA 275 apartment homes and an adjacent land parcel Acquired in 2020 Purchased for $90 million Aimco’s local team kept a close eye on the deal even after it was first awarded to another buyer Relationship and certainty of close returned the opportunity to Aimco when the first buyer could not perform DRANOFF PORTFOLIO PHILADELPHIA, PENNSYLVANIA 5 communities, 775 apartment homes Acquired in 2018 Purchased for $373 million Off market transaction leveraging Aimco’s local presence and relationships Utilized OP units as partial currency for the transaction RECENT EXAMPLES ACQUISITIONS 18 UPTON PLACE WASHINGTON, D.C. Development of 689 apartment homes and commercial uses on the site of a 1980’s era office building Acquired 90% JV Interest in 2020 Development cost expected to be $290 million Leveraged Aimco’s local presence and relationships

INVESTMENT PROCESS VALUE CREATION 19 Aimco has successfully executed value-add strategies on $4.5 billion of real estate over the past decade. Those strategies are grounded in Aimco’s focus on customer selection and are realized through a combination of: Enhanced Operations Property Development and Redevelopment

INVESTMENT PROCESS CUSTOMER SELECTION AN AIMCO DIFFERENTIATOR Aimco’s intensely customer-focused process results in unique design and product offerings better meeting our target customers’ needs, translating to improved investment profitability, and increased value creation. INCREASED VALUE CREATION Starts with identifying the right customers and then tailoring an offering both physically and from a service standpoint to meet their wants and needs. 20 Meeting customer needs and wants = Higher initial rents Tailored offering builds a sense of community = Longer tenure/reduced turnover SAMPLE TARGET RESIDENT PROFILE An example of profiles developed during project planning

PARC MOSAIC BOULDER, COLORADO 226 Apartment Homes Completed in 2020 Investment of $125 million LEED Gold Certification Secured entitlements increasing density from 140 to 226 units ONE CANAL BOSTON, MASSACHUSETTS 310 Apartment Homes Completed in 2017 Investment of $195 million Collaboration with city and state governments Managed complicated development site RECENT EXAMPLES DEVELOPMENT 21 ELDRIDGE ELMHURST, ILLINOIS 58 Townhomes Completed in 2020 Investment of $34 million Focused development to target three primary customer market segments Reached 100% occupancy six months after initial delivery at rates ahead of underwriting

SAYBROOK POINTE SAN JOSE, CALIFORNIA 324 Apartment Homes Investment of $18.8 million Targeted tech industry workers Common area/amenity upgrades and unit level renovations on all homes Phased, building-by-building redevelopment, completing units in blocks of 12 PARK TOWNE PLACE PHILADELPHIA, PENNSYLVANIA 940 Apartment Homes Investment of $176.5 million Emphasized culture and the arts Common area/amenity/retail upgrades, and unit level renovations Very large scale and complex redevelopment with a phased approach (four towers) RECENT EXAMPLES REDEVELOPMENT 22 BAY PARC MIAMI, FLORIDA 474 Apartment Homes Investment of $27.7 million Prioritized healthy living Common area/amenity upgrades, creation of four new rental units, and renovation of 90 existing units Phased, floor-by-floor redevelopment of units

RECENT EXAMPLE ENHANCED OPERATIONS 23 Aimco Ownership Impacts To Bottomline In approximately two years of ownership, through operational and physical upgrades, Aimco: Invested ~$19M in property upgrades Increased NOI margin from 55% to 71% Increased Revenue by 12% Decreased Operating Expenses by 30% Increased NOI by 47%, from $6.9M to $10.1M Acquisition Summary 748 Apartment Homes Considered a ‘sister property’ to Shenandoah Crossing, a then-owned Aimco community Aimco’s experience at Shenandoah Crossing and other nearby communities gave added confidence in underwriting and the ability to raise rents on day one. Knowledge of the local customer also provided Aimco the ability to underwrite an upgrade program that to increase returns on acquisition costs. BENT TREE CENTERVILLE, VIRGINIA Operational turnaround following the acquisition of an under-managed apartment community

PORTFOLIO & PIPELINE AIMCO VALUE PROPOSITION 24

25 PORTFOLIO AIMCO PORTFOLIO The Aimco portfolio can be broadly grouped in three distinct categories. Value Add & Opportunistic Real Estate Alternative Investments Core & Core Plus Real Estate Upton Place Eldridge Townhomes Parkmerced

3. 2. 1. 26 PORTFOLIO VALUE ADD & OPPORTUNISTIC REAL ESTATE Aimco generally seeks Development and Redevelopment opportunities where: Barriers to entry are high Target customers can be clearly defined Aimco has a comparative advantage over others in the market Aimco’s Value Add and Opportunistic investments may also target portfolio acquisitions, operational turnarounds, and re-entitlements.

27 PORTFOLIO VALUE ADD & OPPORTUNISTIC REAL ESTATE PRISM CAMBRIDGE, MA OAK SHORE CORTE MADERA, CA FLAMINGO POINT NORTH TOWER MIAMI BEACH, FL UPTON PLACE WASHINGTON, D.C. THE BENSON HOTEL & FACULTY CLUB AURORA, CO HAMILTON on the BAY REDEVELOPMENT MIAMI, FL

28 PORTFOLIO VALUE ADD & OPPORTUNISTIC REAL ESTATE Over $1 billion of active projects expected to produce >$60 million of annual NOI when stabilized resulting in significant value creation at monetization given a current weighted average market cap rate of 4.3%.[1]

29 Anschutz Medical Campus Fort Lauderdale Land 29 PORTFOLIO PIPELINE ASSETS Pathfinder Village >$2bn OF PIPELINE INVESTMENTS UNDER AIMCO CONTROL Hamilton on The Bay Land Brickell Assemblage Flying Horse

Local Color The booming Edgewater / A&E submarket of Miami has seen explosive growth over the past 20 years. Edgewater / A&E population grew 120% from 10,273 to 22,603 between 2000 and 2020. North Edgewater boasts tremendous access to downtown with adjacency to Miami’s most up and coming neighborhoods including Wynwood, Midtown Miami, and the Miami Design District. Project Plan Development of two luxury apartment towers on land adjacent to Hamilton on the Bay. The vision for this new neighborhood entails converting the end of 34th Street into a park and extending the popular public bay walk through the property. PIPELINE ASSET HAMILTON ON THE BAY LAND 30

Local Color The Fitzsimons Innovation Community and the adjacent $5.8 billion Anschutz Medical Campus are one of the largest bioscience developments in the nation, representing the second-largest economic engine in Colorado behind Denver International Airport The Anschutz Medical Campus brings over 2,000,000 patients to the campus along with 25,000 employees, students, and medical professionals. This number has the potential to grow to 50,000 in the next 10-15 years. Project Plan Options to acquire the only residential developable land on the Fitzsimons/Anschutz Campus Options are spread across three land parcels with a total area of 5.2 acres Aimco could build approximately 700 apartment homes PIPELINE ASSET ANSCHUTZ OPTIONS 31

STRATEGIC PARTNERSHIPS NATIONAL & LOCAL RELATIONSHIPS ENTITY INVESTMENTS DEVELOPMENT & REDEV MEZZANINE DEBT LAND DEALS OPERATIONAL TURNAROUNDS ASSEMBLAGES PORTFOLIOS PIPELINE PURSUIT OF NEW OPPORTUNITIES 32

Aimco generally seeks to make new investments that are physically located no more than 300 miles or 2.5 hours travel time from a regional Aimco office. CHARACTERISTICS: High barriers to entry (supply constrained markets) Value-add through physical improvements (development or redevelopment) and enhanced operations AIMCO EXPECTS TO TARGET OPPORTUNITIES WITHIN THE FOLLOWING REGIONS: Boston New York City Washington DC Florida Rocky Mountain West Northern California Southern California 33 PIPELINE TARGET REGIONS

Aimco leverages its longstanding reputation in the industry, regional investment teams, and strategic relationships to source new investment opportunities where it has a comparative advantage. Strategic Relationships: 34 PIPELINE NEW BUSINESS SOURCES Aimco expects AIRC to remain a source for new business but at a lower proportion of our overall pipeline.

PORTFOLIO ALTERNATIVE INVESTMENTS Asymmetric Upside with Downside Protection Aimco explores alternative investment strategies when it has special knowledge or expertise relevant to the venture and when the opportunity exists for positive asymmetric outcomes. Aimco’s Current Alternative Investments: 35 PARKMERCED Mezzanine Loan and Option IQHQ Passive Equity in a privately-held life sciences developer RETV Passive Equity in early-stage real estate technology fund

PORTFOLIO

ALTERNATIVE INVESTMENTS

Parkmerced Mezzanine Loan[1]



COMMUNITY DETAILS

- Southwest San Francisco
- 152 acres
- 3,221 Existing Apartment Homes[2]

In place development agreement with City of San Francisco to develop 5,679 new market rate apartment homes and 300,000 sf of neighborhood commercial uses

AIMCO INVESTMENT

- $275M Mezzanine Loan ($320M balance at 2Q21)
- ~71-85% LTV Tranche (at Origination)
- 5-year term (Matures Dec 2024)
- 10% Interest (Accruing)

AIMCO OPTION

- 10-year option (expires Nov 2031)
- 30% Equity Position in Partnership
- Cost: $1 million + 30% of incremental capital improvements

ASYMMETRIC OUTCOMES:

BASE CASE:
Mezzanine Loan
Aimco is repaid its loan to the partnership and accrued interest providing an attractive return on investment.

UPSIDE:
Execute Option
Aimco participates as a 30% equity partner in the future development opportunity at cost.

1) For additional information on Parkmerced and Aimco's mezzanine loan investment please reference the additional slide located in the Appendix of this presentation.
2) Aimco's mezzanine loan is to the partnership that controls phases 2-9 of development and is collateralized by 3,165 of the existing apartment homes and a post redevelopment total of 7,092 homes.

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PORTFOLIO

ALTERNATIVE INVESTMENTS

Parkmerced Mezzanine Loan



Occupancy is expected to return to pre-covid levels from two factors:

1. Neighboring university returning to full in-person learning
2. San Francisco workforce returns to the office

ESTIMATED VALUATION*


$0.3bn
$0.3bn
$1.5bn
Borrower Equity
AIV Loan
Senior Loan

SAN FRANCISCO VS NATIONAL AVERAGE W/ RANK VS TOP 50 MARKETS


San Francisco
National Average
4 of 50
3 of 50
8 of 50
1 of 50
2.9%
2.0%
0.5%
1.6%
4.9%
4.3%
5.4%
3.2%
Job Growth
Supply Growth
M-RevPAF Growth
Income Growth

*Valuation presented is based on stabilized NOI of $60M at a 3.25% NOI cap rate and assuming the incremental net present value (NPV) of the phased development rights at ~$50k per 4,100 net new units.

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38 IQHQ Private Placement Aimco has committed to invest $50M in IQHQ, a premier life sciences owner and developer, and simultaneously entered into a strategic partnership whereby Aimco would have the first right to pursue multifamily development opportunities associated with IQHQ life science communities. The prospects for life sciences is robust – annualized growth in funding from 2015-2020 was 9.1%, up 270 bps from the prior ten-year average In the first quarter of 2021, venture capital funding for U.S. life sciences surged to a new record. BASE CASE: IQHQ Investment Aimco invests in a proven team and sector with strong fundamentals. UPSIDE: Investment Pipeline Aimco gains a development pipeline source providing new investment opportunities. Invests in life science real estate in three core U.S. markets: Boston / Cambridge, San Francisco / Bay Area, and San Diego PORTFOLIO ALTERNATIVE INVESTMENTS ASYMMETRIC OUTCOMES:

39 PORTFOLIO ALTERNATIVE INVESTMENTS RETV – Partnership investment in a real estate technology fund Investment has upside to grow as the venture grows and provides early access to technology to improve real estate operations and property values. The Aimco portfolio benefits today from technology funded by RETV in the areas of smart-home technology, resident screening, and customer experience. BASE CASE: Technology Access Aimco gains early access to prop tech that can drastically improve results. UPSIDE: Investment Returns Aimco may earn a healthy profit from investment in the fund. ASYMMETRIC OUTCOMES:

PLANTATION GARDENS PLANTATION, FL ELM CREEK ELMHURST, IL HYDE PARK TOWER CHICAGO, IL HILLMEADE NASHVILLE, TN YACHT CLUB MIAMI, FL THE BLUFFS AT PACIFICA PACIFICA, CA ROYAL CREST ESTATES NASHUA, NH ROYAL CREST ESTATES WARWICK, RI EVANSTON PLACE EVANSTON, IL 2900 ON FIRST SEATTLE, WA THE MILAN NEW YORK, NY 1045 ON THE PARK ATLANTA, GA 40 PORTFOLIO CORE AND CORE PLUS REAL ESTATE Select Properties Only

Balancing Aimco’s Value Add, Opportunistic, and Alternative Investments is a diversified portfolio of stabilized real estate providing cash flow sufficient to cover core overhead. We plan to reallocate excess equity currently held in stabilized properties into higher returning investments over the coming years. Current allocation 10 U.S. Markets Class-B Avg Rent Profile 41 PORTFOLIO CORE AND CORE PLUS REAL ESTATE TARGET ALLOCATION Over time Aimco expects changes to its core and core plus market allocation to further improve its diversification and stability. Portfolio Market Allocation

[1] Stats presented at Aimco share and excluded from the results above is one, 40-unit apartment community and four unconsolidated properties that Aimco’s ownership includes a partnership share. 42 Eldridge Townhomes Plantation Gardens 2900 on First PORTFOLIO CORE AND CORE PLUS REAL ESTATE

Aimco’s Portfolio Proved to be Stable Through the Pandemic Property Results and Comparisons 43 PORTFOLIO CORE AND CORE PLUS REAL ESTATE * Aimco’s portfolio metrics presented exclude four unconsolidated properties and one, 40-unit apartment community that Aimco’s ownership includes a partnership share. Comparisons provided to the average results of AIRC, AVB, CPT, EQR, ESS, MAA, and UDR. At current leverage levels, Aimco’s DSCR would have remained ~2x throughout 2020.

CAPITAL REDEPLOYMENT & GROWTH AIMCO VALUE PROPOSITION 44

AIMCO TARGET ALLOCATION BY SEGMENT & SECTOR CAPITAL REDEPLOYMENT & GROWTH STRATEGY CURRENT & TARGET ALLOCATION 45

Aimco has over $500M of equity targeted for redeployment into higher returning (value-add) activities over the next 4-5 years (our growth is not contingent on new equity issuance). When coupled with 3rd party capital (60% debt and 50% of total equity) the total investment capitalization equals $2.5B. Following the value-creation process Aimco plans to monetize its investment which in turn will provide capital to fuel new investments. CAPITAL REDEPLOYMENT & GROWTH STRATEGY INVESTMENT CYCLE 46 3RD PARTY CAPITAL INVEST 3RD PARTY CAPITAL INVESTMENT MANAGEMENT MONETIZE STABLE PORTFOLIO (SAFETY AND G&A) $ $ $ $ $ or Partial Interest AIMCO EQUITY $ or Assets

Aimco plans to improve risk adjusted returns on shareholder equity by diversifying capital sources. HAMILTON ON THE BAY MIAMI, FLORIDA Construction Loan Financing UPTON PLACE WASHINGTON, D.C. Land Lease Construction Loan Financing JV Partnership Preferred Equity PRISM CAMBRIDGE, MASSACHUSETTS Leasehold From AIRC Aimco uses leaseholds to gain access to a pipeline of projects under defined terms, taking on development and lease-up risk with potential for substantial value creation upside. Construction loan financing is used to provide an efficient cost of capital to fund development activities. Preferred and limited partner equity provides a diverse source of capital to increase flexibility and increase Aimco returns on equity invested. CAPITAL REDEPLOYMENT & GROWTH STRATEGY DIVERSE CAPITAL SOURCING 47

As of today, Aimco has made valuable investments or commitments totaling over $800M. These ‘seeds’ are expected to grow substantially in value over the next five-year period and create substantial value for shareholders. Over the coming years, additional seeds will be planted that will mature and create substantial value in 2026 and beyond. CAPITAL REDEPLOYMENT & GROWTH STRATEGY VALUE ADD & OPPORTUNISTIC REAL ESTATE 48 EXPECTED PROFIT (millions) YE 2022 YE 2021 YE 2023 YE 2024 YE 2025 YE 2026 YE 2020 INITIAL LEASED ASSETS OAK SHORE UPTON PLACE HAMILTON ON THE BAY REDEVELOPMENT $200 $50 $100 100,000 $150 PARKMERCED THE BENSON

49 Expected Sustained Annual Growth of 12%-16% POST 2025 CAPITAL REDEPLOYMENT & GROWTH STRATEGY FUTURE GROWTH TARGETS Aimco’s target growth plan is not reliant on accessing public equity markets. Target NAV Growth Assumes: Stable cap rates Stable interest rates Optimal capital allocation by end of 2025 No value creation realized until monetization of investments

As Aimco monetizes the seeds it is currently planting, growth, lumpy at times, will follow as proceeds are reinvested. The periodic harvesting of opportunistic value add investments, combined with the steady growth of core and core plus real estate, results in an anticipated 12-16% total portfolio growth. 50 CAPITAL REDEPLOYMENT & GROWTH STRATEGY FUTURE GROWTH TARGETS ~70% ~20% Expected NAV Growth Components Once Optimal Allocation is Achieved Value Add, Opportunistic, and Alternative Investments Core and Core Plus Optimal Allocation Reached

Yacht Club 1001 Brickell Liquidity Aimco is highly focused on maintaining ample liquidity. As of June 30, 2021, Aimco had access to $445 million, including $286 million of cash on hand, $9 million of restricted cash, and the capacity to borrow up to $150 million on our revolving credit facility. *Value Add & Opportunistic Real Estate debt includes the leasehold value of assets leased from AIR. *Included in 2024 maturities is the $534 million note payable to AIR. Aimco plans to replace the note payable to AIR through recapitalization of the collateral assets, whose values have increased since separation. In addition, Aimco is partially hedged against exposure to rising interest rates between now and maturity. CULTURE OF RISK MANAGEMENT BALANCE SHEET & FINANCES 51 Non-recourse leverage Aimco capitalizes its activities through a combination of non-recourse property debt, construction loans, third party equity, and the recycling of Aimco equity, including retained earnings. Aimco plans to limit the use of recourse leverage, with a strong preference towards property-level debt in order to limit risk to the Aimco enterprise.

Growing Net Asset Value (NAV) Increase allocation to Value Add and Opportunistic Investments while maintaining a Core and Core Plus Allocation Tracking Project-level IRR and Multiple on Invested Capital Maintaining flexibility in our capital structure to allow pursuit of opportunities throughout the market cycle Utilizing primarily non-recourse property level debt and avoid cross collateralization Maintaining Cash On Hand to Cover Three Years of Core Overhead Tracking Defined Goals… while Being a Responsible Steward of Capital KEEPING SCORE & ESTABLISHING GUARDRAILS 52 Before starting a project, require cash or committed credit necessary to complete developments and redevelopments Yacht Club 1001 Brickell

ENVIRONMENTAL, SOCIAL, & GOVERNANCE 53

1001 Brickell Commitment to Strong Governance We seek investor input and have engaged with stockholders holding at least 2/3 of our outstanding shares each of the past 5 years. Separate Chairman and CEO Aimco has a highly regarded and refreshed Board including six new independent directors. Aimco has policies in place to ensure the Board of Directors is aligned with shareholders, including guidelines for common share ownership. ESG HIGHLIGHTS GOVERNANCE 54

ESG HIGHLIGHTS GOVERNANCE BOARD OF DIRECTORS 55 Michael A. Stein FORMER CFO ICOS CORPORATION, NORDSTROM, INC., & MARRIOTT INTERNATIONAL, INC. Appointed 2004 Robert A. Miller CHAIRMAN OF THE BOARD SINCE 2020 Appointed 2007 Terry Considine CEO, APARTMENT INCOME REIT CORP. CHAIRMAN AND CEO, AIMCO 1994-2020 Appointed 1994 Wesley Powell CHIEF EXECUTIVE OFFICER Appointed 2020 Deborah Smith CO-FOUNDER AND PRINCIPAL, THE CENTERCAP GROUP Appointed 2021 Jay Paul Leupp MANAGING PARTNER AND SENIOR PORTFOLIO MGR, TERRA FIRMA ASSET MANAGEMENT Appointed 2020 Kirk A. Sykes CO-MANAGING PARTNER, ACCORDIA PARTNERS, LLC Appointed 2020 Patricia L. Gibson FOUNDING PRINCIPAL AND CEO, BANNER OAK CAPITAL PARTNERS Appointed 2020 Quincy L. Allen CO-FOUNDER AND MANAGING PARTNER, ARC CAPITAL PARTNERS Appointed 2020 R. Dary Stone CEO, R. D. STONE INTERESTS; MANAGING PARTNER, HICKS HOLDINGS, LLC. Appointed 2020

LED lighting Keyless Entry Smart Thermostats Water sensors Resident recycling Yacht Club 1001 Brickell Commitment to Conservation ESG HIGHLIGHTS ENVIRONMENTAL 56 Parc Mosaic LEED Gold Certified Oak Shore Currently building to LEED Gold standards Upton Place Currently building to LEED Silver standards, Fitwel Wellness; includes a 267kW Solar Power Farm Building to LEED and Fitwel Standards Parc Mosaic, Boulder, CO Flamingo Point, Miami Beach, FL

Yacht Club 1001 Brickell Aimco is Committed to Community Aimco Cares gives team members 15 paid hours each year to apply to volunteer activities of their choosing In 2021, raised over $400k in the Aimco Cares/AIR Gives Charity Golf Classic benefitting military veterans and providing scholarships for students in affordable housing. Provided free use of furnished apartments at our apartment communities near hospitals to healthcare providers who worked long hours and felt unable to go home without risking COVID-19 infection of their families. Aimco is Committed to its Teammates Provides 16 weeks of paid parental leave The only real estate company awarded a 2018, 2019, and 2020 Association for Talent Development BEST Award for excellence in talent acquisition, training, and team development Voted ‘Top Workplace’ in Colorado for nine consecutive years, and in Washington, D.C. in 2021 COVID-19 Response Related to Teammates: Formed cross-functional task force that met daily regarding work redesign and team safety Made commitment that any teammate who felt unsafe at work was free to stay home, with pay and without penalty Committed to keep full team intact, without layoffs or pay cuts ESG HIGHLIGHTS SOCIAL 57

APPENDIX

AIMCO HISTORY

EXECUTIVE & SENIOR LEADERSHIP TEAM BIOS

RECENT BUSINESS SEPARATION
POST SEPARATION RELATIONSHIP DETAIL
LEASE EXIT SCENARIOS
LEASE EXIT EXAMPLE

PROPERTY LIST

NET ASSET VALUE

SELECT INVESTMENT SUMMARIES
BRICKELL ASSEMBLAGE
FORT LAUDERDALE LAND
UPTON PLACE
PARKMERCED INVESTMENT

Aimco
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A 27+ year proven track record as a publicly traded Real Estate Investment Trust. Well- regarded throughout the industry and known for solutions-oriented deal making. MILESTONES 1994 IPO 1997 NHP Acquisition 1998 Insignia Portfolio Acquisition 2000 Oxford Portfolio Acquisition 2002 Casden & Flatley Portfolio Acquisitions 2003 S&P 500 / 400K units under management 2006 $1B in revenue 2011 Announces Portfolio Simplification 2015 Investment Grade Rating 2018 Sale of Asset Management Business & Dranoff Portfolio Acquisition 2019 Brickell Assemblage & Parkmerced Acquisitions 2020 AIR spin-off transaction APPENDIX AIMCO HISTORY 59

EXECUTIVE LEADERS COHESIVE EXECUTIVE MANAGEMENT TEAM 60

Elizabeth (Tizzie) Likovich CENTRAL Lee Hodges SOUTHEAST Matt Konrad NORTHEAST Derek Ullian WESTERN SENIOR LEADERS EXPERIENCED SENIOR LEADERS Senior Vice President of the Central Region, responsible for overseeing development, construction, and acquisition activities within the Central U.S. Began her career at Aimco in March 2020 as Vice President, Redevelopment and was instrumental in bringing several large projects across the finish line Previously Senior Director of Development at UDR, Inc., where she led development projects across the country and was instrumental in driving over $1.2bn of new development across the U.S. Senior Vice President of the Western Region, responsible for overseeing development, construction, and acquisition activities on the West Coast Since joining Aimco in August 2016, Derek has led redevelopments for multiple regions including Chicago, Los Angeles, San Francisco, San Diego, and Northern California Prior experience as Director of Construction & Design for Benchmark Real Estate Group in New York City and Project Architect with Hellmuth, Obata + Kassabaum (HOK) in New York / San Francisco / Seattle Senior Vice President of the Southeast Region, responsible for overseeing over $500MM of redevelopment and development planning and construction in South Florida Since joining Aimco in June 2015, Lee has the led successful completion of $250M worth of redevelopment. He is driving the completion of another $100M worth of redevelopment and leading the planning efforts for $1.4bn worth of new ground up development Over 25 years of experience in real estate, with leadership positions held at Peebles Development, Housing Trust Group, and The Related Group of Florida. Over his career, Lee has led the successful completion of over $2bn of development and redevelopment Senior Vice President of the Northeast Region and Transactions, responsible for overseeing acquisitions and dispositions nationally as well as overseeing development, construction, and acquisition activities within the Northeast Began his career at Aimco in 2017 as Vice President of Transactions for the East Coast and from May 2017 to December 2020, assisted Aimco’s acquisition of over $900M of property in greater Boston, Philadelphia, Washington D.C., and Miami (over two-thirds of which was off-market) Prior experience in acquisition and development roles for Brandywine Realty Trust and Akridge 61 ACCOUNTING, TAX, FP&A Tom Marchant Senior Vice President of Accounting, Tax, and FP&A, responsible for overseeing Accounting, Tax, and FP&A. Began his career at Aimco in 2014 as Vice President of Tax. Six years later, Tom took on oversight of both Tax and FP&A, following the separation from Apartment Income REIT. Nine months later, in August 2021, Tom was promoted to Senior Vice President, adding the accounting function to his responsibility as well. Prior experience as Director of Tax for Extra Space Storage and as Tax Manager for Deloitte. Tom holds a Master of Accounting degree and is a licensed CPA.

After thoroughly reviewing the company, Aimco leadership determined that a corporate business separation would allow the company to optimize the inherent value of AIV’s existing platform and portfolio, and that separating the stabilized assets from the development and redevelopment platform would be most accretive. The separation was completed as a reverse spin-off with the majority of the stabilized apartment communities now owned and operated by Apartment Income REIT Corp. (“AIR”). Aimco retained a portfolio of stabilized communities, other investments, and the development and redevelopment platform. Opportunistic and Development Investments as well as a Portfolio of Stabilized Properties Stabilized Apartment Communities PRIOR TO SEPARATION ANNOUNCEMENT GAV = $12.6bn1 Stabilized properties = 91% Opportunistic and Development Investments = 9% GAVs as published in the Strategic Transformation presentation on September 14, 2020. GAV was calculated using the valuations published as of March 31, 2020 adjusted for subsequent population changes, primarily the California Joint Venture. APPENDIX RECENT BUSINESS SEPARATION 62

Services Financial [See the next slide for lease termination scenarios] POST SEPARATION RELATIONSHIP DETAIL Note: North Tower at Flamingo Point in Miami Beach, Florida, The Fremont on the Anschutz Medical Campus in Aurora, Colorado, Prism in Cambridge, Massachusetts, and 707 Leahy in Redwood City, California. Robin Drive Land (Oak Shore) in Corte Madera, California. 16 multifamily communities securing the notes payable to AIR. 63

Note: FMV = Fair Market Value; LV = Initial leasehold Value Leased from AIR Owned Assets Stabilization (12 months of 95% occupancy) AIR Communities Decision Aimco Decision Aimco Results1 Aimco triggers the lease termination and sends notice to AIR Communities Aimco receives: (FMV less LV) x 95% Example on Next Slide AIR Communities does not purchase improvements Aimco sells property to a third party Aimco receives: (FMV after selling costs) less LV Example on Next Slide Aimco purchases the property from AIR Communities Aimco purchases the land and property from AIR Communities for LV Aimco rescinds the lease termination Aimco maintains the lease, with associated payments (subject to escalations) and receives property cash flows AIR Communities retains ownership of the land and purchases improvements LEASE EXIT SCENARIOS 64

Owned Assets HYPOTHETICAL LEASE EXAMPLE Aimco receives all economic benefits and carries all burdens of the project while paying AIRC a market return for use of the existing asset. LEASE EXIT EXAMPLE 65 Note: Assumes Aimco holds asset for four years and NOI earned in Year 4 offsets half of the annual lease payment. Assumes 5% discount on the value of improvements, per agreement. Assumes 2% transaction costs. Assumes 40% LTC/TDC at a 4.00% interest rate.

Note: Partially owned assets managed by a third-party operator Aimco acquired Eldridge Townhomes in the third quarter for $40 million. Aimco closed the previously announced land purchase in the third quarter for $4 million. Leased from AIR Owned Assets PORTFOLIO DETAIL 66

Aimco 2Q 2021 NAV per share is estimated at $10 to $11. NET ASSET VALUE 67

NET ASSET VALUE Valuation Methodology and Other Notes Aimco estimated the value of its investments using methods management believes to be appropriate based on the characteristics of the associated assets and liabilities. Value Add & Opportunistic Real Estate – includes eight projects currently in construction and lease-up, as well as a land assemblage adjacent to Aimco’s Hamilton on the Bay property. These assets are valued at investment to date, including cost of acquisition. Core & Core Plus Real Estate – includes 24 consolidated communities plus four unconsolidated real estate investments valued using a direct capitalization rate ("cap rate") method based on Annualized 2Q 2021 (ACQ) NOI, less a 3% management fee, and market cap rates. In addition, 1001 Brickell Bay Drive is included at cost, without consideration for alternative uses, allowable increases in density or assemblage with our adjacent property. Alternative Investments - includes the Parkmerced Option and Loan included at GAAP carrying amount as supported by an appraisal and investments in IQHQ and RETV at their estimated fair market value. Cash, Hedges, & Other Net Assets - consist of cash, restricted cash, hedges, accounts receivable, accounts payable, and other assets and other liabilities, for which Aimco reasonably expects to receive or pay cash through the normal course of operations. Current hedges include Aimco’s option to acquire an interest rate swap designed to protect against repricing risk on maturing Aimco liabilities. Leverage – includes the fair value of Aimco's debt considering the duration of the property debt as well as the quality of property pledged as its security, its loan to value, and debt service coverage. Also, includes lease liabilities at inception leasehold value. Other Notes: Real estate values are based on Aimco’s current uses and most importantly do not include the value of unused or underused land or air rights. Real estate values generally do not take into consideration transaction costs or other items such as real estate tax adjustments that may impact the value a buyer might ascribe to Aimco’s communities. This calculation of Aimco’s Net Asset Value includes the value of assets less liabilities and obligations as of June 30, 2021 and does not include asset acquisitions, dispositions, or leases entered into subsequent to June 30, 2021. This calculation of Aimco’s Net Asset Value does not include service income expected to be earned in future periods. This calculation of Aimco’s Net Asset Value does not consider enterprise value. This calculation of Aimco’s Net Asset Value is presented on a pre-tax basis. 68

Local Color Brickell has experienced unprecedented growth over the past decade, having become the densest urban core outside of Manhattan. 45% of greater Downtown Miami's population resides in Brickell and the neighborhood receives 15 million visitors each year. Scarcity of land is expected to build up of real estate values as densification continues, especially at prize locations. Project Plan Aimco owns Yacht Club Apartments and the contiguous 1001 Brickell Bay Drive commercial office building. Combined the two parcels are 4.25 acres with more than 600 linear feet of Biscayne Bay frontage. Current zoning allows for 3 million square feet on the combined land. Likely to include rental apartments, condos, office, retail, and hotel. INVESTMENT SUMMARY BRICKELL ASSEMBLAGE 69

Local Color The Fort Lauderdale market dynamics are appealing due to: 5-year rental growth rate for multifamily properties in downtown Fort Lauderdale exceeding 23%. Fort Lauderdale recognition as the seventh most livable downtown in the country, by Livability.com. Project Plan Aimco entered into a joint venture with Kushner Companies to purchase three undeveloped land parcels located in downtown Fort Lauderdale, Florida. The total contract price for the land is $49 million ($25 million at Aimco’s 51% share) Entitlements are in place for the development of approximately three million square feet of multifamily homes and commercial space. INVESTMENT SUMMARY FORT LAUDERDALE LAND 70

Structure 90 / 10 joint Venture with The Donohoe Companies, an experienced Washington, DC builder and developer who has controlled the Upton site for the past 30 years Project is meaningfully de-risked through the construction and delivery guarantees being provided New Build Class A+ Asset is an A+ Location Being Developed with a High-Quality Partner Description Ground-up development of 689 apartment homes and approximately 100,000 square feet of retail space at 4000 Wisconsin Avenue, NW Located within Washington DC’s affluent, and historically high barrier-to-entry upper-northwest neighborhood Washington DC has long been an Aimco target market due to its stable economy grounded in the federal government, defense, international affairs and supporting professional services 71 INVESTMENT SUMMARY UPTON PLACE

Investment in One of the Most Dynamic Multifamily Development Opportunities in the U.S. Yacht Club 1001 Brickell Current Parkmerced Site (3,221 Existing Rent Stabilized Units1) Fall 2021 Update Parkmerced at Full Buildout Description In 2019, Aimco made a $275mm loan to the partnership that owns Parkmerced, a 3,221-apartment home community1 in San Francisco with significant incremental developable density Parkmerced is located on a 152-acre site in southwest San Francisco and represents one of the largest and most dynamic development opportunities in the country with a significant multifamily component Aimco’s investment is in the form of a subordinated loan with a 10% interest rate and Aimco also concurrently acquired a 10-year option to purchase 30% of the partnership that owns Parkmerced for $1mm plus 30% of incremental capital investment The partnership is under a development agreement with the City of San Francisco to develop an incremental 5,679 new market rate apartment homes and 300,000 square feet of neighborhood commercial uses on the site Aimco’s mezzanine loan is to the partnership that controls phases 2-9 of development and is collateralized by 3,165 of the existing apartment homes and a post redevelopment total of 7,092 homes. Neighboring San Francisco State University returned to partial in-person learning for the fall semester and plans to increase in-person capacity in the winter semester, coupled with return to work in the area occupancy is expected to steadily increase throughout 2022. 72 INVESTMENT SUMMARY PARKMERCED INVESTMENT

NON-GAAP RECONCILIATIONS 73 PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this Earnings Release and Supplemental Information to Aimco’s consolidated GAAP amounts are provided below. Due to the diversity of its economic ownership interests in its apartment communities in the periods presented, Aimco evaluates the performance of the apartment communities in its segments using Property NOI, which represents the NOI for the apartment communities that Aimco consolidates and excludes apartment communities that it does not consolidate. Property NOI is defined as rental and other property revenue less property operating expenses. In its evaluation of community results, Aimco excludes utility cost reimbursement from rental and other property revenues and reflects such amount as a reduction of the related utility expense within property operating expenses. The following table presents the reconciliation of GAAP rental and other property revenue to the revenues before utility reimbursements and GAAP property operating expenses to expenses, net of utility reimbursements as presented herein and on Supplemental Schedule 6 in Aimco’s Earnings Release and Supplemental Schedules. NET ASSET VALUE: Net Asset Value is calculated as the market value of a company's assets less its liabilities and obligations. Aimco estimates the value of its portfolio using methods management believes to be appropriate based on the characteristics of the item being valued, for additional details see slide 68 of this presentation. The following table presents the reconciliation of GAAP total assets to total assets presented herein and GAAP total liabilities to total liabilities presented herein. This presentation includes certain financial and operating measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco’s definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP measurements of performance and should not be considered an alternative measure of liquidity.